UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported): August 1, 2020
 ZOVIO INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of Principal Executive Offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Zovio Inc (the “Company”) with the Securities and Exchange Commission on August 3, 2020 (the “Original Report”) in order to file herewith, as Exhibit 2.1, the Asset Purchase and Sale Agreement, dated August 1, 2020, by and among Zovio Inc, Ashford University, LLC, The University of Arizona and The University of Arizona Global Campus. The Original Report otherwise remains unchanged.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
2.1 (*)(#)	Asset Purchase and Sale Agreement, dated August 1, 2020, by and among Zovio Inc, Ashford University, LLC, The University of Arizona and The University of Arizona Global Campus.

(*) Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(2). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(#) Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Date: September 3, 2020		Title: Executive Vice President, Secretary and General Counsel